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                                  Exhibit 11
                                  ----------

                Statement re: Computation of Earnings Per Share
                   (In thousands, except Earnings per Share)

                                                         Three Months Ended
                                               September 30,           September 30,
                                                   2000                    1999
                                               -------------           -------------
Net income                                     $         311           $         227
Average Shares Outstanding                             2,298                   2,323
Basic Earnings Per Share                       $        0.14           $        0.10

Net income                                     $         311           $         227
Average Shares Outstanding before the
 effect of options                                     2,298                   2,323
Effect of Options                                         --                      --
Average Shares Outstanding including
 options                                               2,298                   2,323
Diluted Earnings Per Share                     $        0.14           $        0.10

                                                         Nine Months Ended
                                               September 30,           September 30,
                                                   2000                    1999
                                              ---------------        -----------------
Net income                                    $          670         $           505
Average Shares Outstanding                             2,314                   2,318
Basic Earnings Per Share                       $        0.29         $          0.22

Net income                                     $         670         $           505
Average Shares Outstanding before the
 effect of options                                     2,314                   2,318
Effect of Options                                         --                      --
Average Shares Outstanding including
 options                                               2,314                   2,318
Diluted Earnings Per Share                     $        0.29         $          0.22